Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-205515
Dated August 14, 2015
(To Preliminary Prospectus dated August 14, 2015)

Free Writing Prospectus

Oasmia Pharmaceutical AB Company Presentation

This free writing prospectus relates to the proposed initial public offering of American Depositary Shares representing Ordinary Shares of Oasmia Pharmaceutical AB (the “Company”), which are being registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form F-1 (No. 333-205515) (the “Registration Statement”). This free writing prospectus should be read together with the preliminary prospectus dated August 14, 2015 included in that Registration Statement, which has preceded or accompanies this free writing prospectus and can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1607245/000114420415049758/0001144204-15-049758-index.htm

The Company has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus in that registration statement (including the risk factors described therein) and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling the Syndicate Department at Ladenburg Thalmann & Co. Inc., at +1 (631) 270-1611.

1 Oasmia Pharmaceutical AB Corporate Presentation – August 2015

Important Notice REGISTERED OFFERING: The Company has filed a registration statement (File No. 333 - 205515) (including a prospectus) with the Securities and Exchange C ommission (the “SEC”) for the offering to which this communication relates. The registration statement has not been declared effective by the SEC, and the informati on contained therein, including information in the preliminary prospectus, is subject to change prior to the registration statement becoming effective and the filing of the final prospectus with the SEC. Before you invest, you should read the prospectus in the registration statement and other documents the Company has filed with the SEC f or more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov . A preliminary prospectus, dated August 14, 2015, is available at the SEC’s website at www.sec.gov . Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling the Syndicate Department at Ladenburg Thalmann at (631) 270 - 1611.

Disclaimer IMPORTANT NOTICE: This document (or any part of it) is not to be reproduced, distributed, passed on, or the contents otherwise divulged, direct ly or indirectly, in or into the United States of America, Canada, Republic of Ireland, Switzerland, South Africa, Japan, Hong Kong, Singapore, Australia or New Zealand or in any country, territory or pos session where to do so may contravene local securities laws or regulations. The information in this presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall the re be any sale of the securities referred to herein in any jurisdiction in which such offer, solicitation or sale would require preparation of further prospectuses or other offer documentation, or be unl awful prior to registration, exemption from registration or qualification under the securities laws of any such jurisdiction. The securities referred to herein may not be offered or sold in the United States absent registration or an exemption from th e r egistration requirements of the United States Securities Act of 1933 (the “Securities Act”). No representation or warranty expressed or implied is made as to, and no reliance should be placed on the fairness, accuracy, co mpleteness or correctness of the information or opinion contained herein. The information in this presentation may not be forwarded or distributed to any other person and may not be reproduced in any ma nner whatsoever. Any forwarding, distribution, reproduction, or disclosure of this information in whole or in part is unauthorized. Failure to comply with this directive may result in a vio lation of the Securities Act or the applicable laws of other jurisdictions. FORWARD LOOKING STATEMENTS: This presentation contains forward - looking statements that reflect management ’ s current views with respect to certain future events and potential financial performance. Although Oasmia believes that the expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. Accordingly, results could differ materially from those set out in the forward - looking statements as a res ult of various factors. Important factors that may cause such a difference for Oasmia include, but are not limited to: (i) the macroeconomic developm ent , (ii) change in the competitive climate and (iii) change in interest rate level. This presentation does not imply that has undertaken to revise these forward - looking statements, beyond what is required by appl icable law or applicable stock exchange regulations if and when circumstances arise that will lead to changes compared to the date when these statements were provide d.

Company Specific Risks Our business is subject to numerous risks that could prevent us from successfully implementing our business strategy, includi ng: ▪ We are substantially dependent on the success of our product and product candidates, of which none may receive full regulator y a pproval or be successfully commercialized. ▪ Our product and product candidates may not achieve market acceptance, which would curtail or vitiate our ability to generate rev enue from new products. ▪ Problems in our manufacturing process, failure to comply with manufacturing regulations or unexpected increases in our manufa ctu ring costs could harm our business, results of operations and financial condition. ▪ We expect to face substantial competition, which may result in others discovering, developing or commercializing products bef ore or more successfully than we do. ▪ We may not be successful in our efforts to expand our pipeline of product candidates. ▪ The veterinary market we are seeking to enter with Paccal Vet and our other animal health products is untested. ▪ Our independent registered public accounting firm has advised us that it has identified a material weakness in our internal c ont rol over financial reporting relating to inadequate financial statement preparation and review procedures. ▪ Our concentration of ownership could be disadvantageous to security holders. ▪ There are relationships among our directors and our largest security holders that could pose a conflict of interest. ▪ We have incurred significant losses since our inception. We expect to incur losses over the next several years and may never ach ieve or maintain profitability. ▪ There is a high rate of failure for drug candidates proceeding through clinical trials. ▪ Clinical trials for our product candidates are expensive, time consuming, uncertain and susceptible to change, delay or termi nat ion. ▪ The regulatory approval process is uncertain, requires us to utilize significant resources, and may prevent us or our commerc ial partners from obtaining approvals for the commercialization of some or all of our drug candidates. ▪ If our efforts to protect the proprietary nature of the intellectual property related to our product or any of our current or fu ture product candidates are not adequate, we may not be able to compete effectively in our market.

Transaction Summary Corporate Name: • Oasmia Pharmaceutical AB Industry: • Pharmaceuticals - Oncology Corporate Headquarters: • Uppsala, Sweden Exchange / Symbol: • Listing on NASDAQCM as OASM concurrent with capital raise • Stockholm – OASM • Frankfurt – OMAX Capital Raise: • $20,000,000 USD Structure: • American Depository Shares ( ADSs) Each ADS will represent two (2) Ordinary Shares. Expected Closing: • August 2015 Sole Book - Running Manager: • Ladenburg Thalmann Auditor: • Ernst & Young (Sweden) Page 4

Investment Highlights XR - 17, a Novel, Broadly Applicable Technology • Nanotechnology platform used to improve drug (API) solubility; patent protection filed to 2028 • Applicable across wide variety of APIs; can be combined with novel compounds and generic drugs • Nanoparticle drug delivery within oncology has validated past (i.e. Abraxane ® ) Late - stage Asset with Near - Term Data • Phase III trials successfully completed comparing Paclical ® in combination with carboplatin to Taxol ® – Positive risk/benefit profile compared to standard treatment – Submission of Market Authorisation Application in Europe in 2015 – Orphan designation in the US and EU for ovarian cancer indication • Market approval in Russia and CIS in April 2015 Highly - Attractive Oncology Market • Oncology market is the largest market in the biopharmaceutical space, estimated at exceeding $90bn • First XR - 17 based product Paclical ® will compete in the Abraxane and Taxol markets • Limited commercial infrastructure needed for US launch; Abraxis provides roadmap to success Animal Health Provides Near - Term Revenue • Paccal Vet - CA1 launched in July 2014 (mammary and squamous cell carcinoma) • Approval in animals would validate CMC and toxicology work for human NDA Page 5

Corporate Overview ▪ Oasmia Pharmaceutical AB (NASDAQ OMX: OASM) is a Swedish pharmaceutical company focused on innovative treatments within human and animal oncology. ▪ The product and product candidates utilize a proprietary, nanoparticle formulation technology that is designed to facilitate the administration of intravenously - delivered active pharmaceutical ingredients, without the addition of toxic solvents. • Corporate Headquarters in Uppsala, Sweden • Market Capitalization: ~SEK 1.7 Billion / ~($202 Million USD) (1) ▪ XR - 17, Oasmia’s novel vitamin A based excipient, is the basis for a pipeline which consists of five (5) clinical stage programs for the treatment of various cancers in both humans and animals. ▪ Paclical®, Oasmia’s lead human health program recently completed a Phase 3 study with results demonstrating: • Non - inferiority to TAXOL® as it pertains to efficacy • Improved safety and tolerability profile to that of TAXOL® ▪ While already approved in Russia, Paclical® is expected to receive approval in the US and EU in 2017 ▪ In addition to several issued, pending, and published patents, Paclical® has received Orphan Drug Designation (ODD), and as such, will be privy to seven (7) years of market exclusivity within the US. Page 6 (1) Market Capitalization as of 8/10/2015

The XR - 17 molecule Hydrophilic, polar head Hydrophobic, non - polar chain API Micelle consisting of XR - 17 and paclitaxel Paclitaxel A water - insoluble cytostatic Needs to be water - soluble to be injected Technology Platform Water - soluble Active Pharmaceutical Ingredient (API) ▪ Based on novel Vitamin A derivate - proprietary technology based on in - house research and development ▪ Validated in clinical and toxicological studies ▪ Several clear advantages compared to existing therapies • Improves solubility and facilitates administration • Improves pharmacological profile and bioavailability • Allows for dual encapsulation of water - soluble and water - insoluble APIs in one nanoparticle ▪ Can form micelles by combining water - insoluble and water - soluble substances ▪ Several active molecules simultaneously (two cytostatics to be given in a single infusion) ▪ Patent protection until 2028 Page 7

CARRIER PRODUCT (API) RATIO (CARRIER vs API) HYPERSENSITIVITY XR - 17 Paclical ® (paclitaxel) 1.3 : 1.0 No Doxophos (doxorubicin) 2.1 : 1.0 No Docecal (docetaxel) 2.25 : 1.0 No HSA Abraxane® (paclitaxel) 9.0 : 1.0 Yes Cremophor El Taxol® (paclitaxel) 88.0 : 1.0 Yes (severe), premedication is standard Tween 80 Taxotere® (docetaxel) 26.0 : 1.0 Yes (severe), premedication is standard MPEG - DSPE Stealth liposomes Doxil ® /Caelyx ® (doxorubicin) 8.0 : 1.0 Yes Advantages vs. Existing Therapies Advantages with a lower ratio (carrier vs API) • Enables higher doses • Shortens infusion time • No need for pre - medication • Lower toxicity • Lower production cost Page 8

Potential API Candidates

- **Proprietary delivery technology is applicable across multiple APIs**
  - Enables proprietary development and partnering opportunities

Water insoluble compounds	Water soluble compounds	Dual encapsulation compounds
▪ **Taxanes** • Cabazitaxel • Docetaxel • Ixabepilone ▪ **Etoposide** ▪ **Retinoids** • Fenretinide • Etretinate • Tazarotene – Bexarotene / Adapalene ▪ **Immunosuppressants** • Cyclosporine • Sirolimus • Tacrolimus • Everolimus	▪ **Anthracydines** • Doxorubicin • Epirubicin – Idarubicin • Daunorubicin – Mitoxantrone ▪ **Camptothecin Analogues** • Topotecan • Irinotecan ▪ **Vinca Alkaloids** • Vinblastine • Vincristine • Vinorelbine ▪ **Amsacrine** ▪ **Procarbazine**	• Anthracyclines • Camptothecin Analogues • Vinca Alkaloids • Amsacrine • Procarbazine **+** • Taxanes • Etoposide • Retinoids • Immunosuppressants

Page 9

Robust Product Pipeline

HUMAN HEALTH							
Candidate	**Indication**	**Pre-clinical**	**Phase I**	**Phase II**	**Phase III**	**Reg/Approval**	**Geography Rights**
Paclical® (paclitaxel)	Ovarian cancer					Awaiting OS data	Global (ex-RUS/CIS)
	Ovarian cancer					Approved	RUS/CIS
	Metastatic breast cancer		On-going				Global
	Metastatic breast cancer	Pharmacokinetic Study vs. Abraxane – finalized Q3 2015					Global
Doxophos (doxorubicin)	Breast cancer		Planning				Global
Docecal (docetaxel)	Breast cancer	On-going	Start Q3 2015				Global

ANIMAL HEALTH							
Candidate	**Indication**	**Pre-clinical**	**Phase I**	**Phase II**	**Phase III**	**Reg/Approval**	**Geography Rights**
Paccal Vet® - CA1 (paclitaxel)	Mammary / squamous cell				Planned for full approval	Conditionally Approved	Global (ex-JAP)
	Mast cell				On-going		Global (ex-JAP)
Doxophos Vet (doxorubicin)	Lymphoma			On-going			Global

Page 10

Paclical ® ▪ Despite being one of the most widely used chemotherapeutics, paclitaxel has a poor safety and tolerability profile, as pre - medication is required prior to administration. ▪ In an open, randomized, cross over, multi - center pharmacokinetics study (n=18): • Plasma concentrations of total paclitaxel were higher in patients receiving TAXOL® as compared to those receiving Paclical® • Unbound plasma concentration was similar across the two formulations ▪ Following encouraging pre - clinical results, Oasmia initiated a Phase 1/2 dose escalating study. Paclical ® Page 11

Paclical ® - Competitors Product Paclical ® Taxol Abraxane Cynviloq Company Oasmia NASDAQ:OASM) Generic Celgene Corporation (NASDAQ:CELG) Sorrento Therapeutics (NASDAQ:SRNE) Infusion solution Micellar solution Emulsion Colloidal suspension Micellar solution Particle size 25 nm 10 - 22 nm 130 nm ~25 nm Excipient XR - 17 Cremophor EL Human albumin Poly - lactide and polyethylene glycol diblock copolymer Dose 260 mg/m 2 175 mg/m 2 260 mg/m 2 260 mg/m 2 Ratio 1.3 : 1.0 88.0 : 1.0 9.0 : 1.0 5.0 : 1.0 Infusion time 1 hour 3 - 72 hours 1 hour 30 min Hypersensitivity No Yes Yes No ▪ Taxol and Abraxane currently generate in excess of $1.7 Billion in annual sales combined Page 12

Paclical ® : Phase III Study Indication: Epithelial ovarian cancer ( orphan designation granted in US and EU) Phase: Phase III ongoing ( enrollment completed ) Type of study: Open , randomized , comparative ( Taxol ) Dose: 250mg/m 2 (Paclical ® ); 175mg/m 2 (Taxol) Cycles: 6 (3 - week cycles ); 1hr per cycle Primary end - point: Non - inferiority between treatments in Progression Free Survival (CA 125 and CT) Size of study: 789 patients, 16 countries , 80 clinics Final results: Q4 - 2014 Progression Free Survival, 2015 Overall survival M A submission: Q4 - 2012 Russia (approved); EMA estimated 2015 and FDA estimated 2016 Comments: Combination therapy with carboplatin ▪ Phase III Study to serve as the basis for the NDA and MAA Filings Page 13

Non - Inferiority Established ▪ Of interest, patients treated with Paclical® tended to have longer progression free survival as compared to those patients receiving TAXOL® ▪ Patient with more frequent CT ( every 3rd month during follow - up ) also showed an advantage for Paclical® Median PFS = Paclical® : 12.0; TAXOL®: 10.2; p=0.0357 ▪ The same pattern was seen when PFS was based on CA 125: Paclical® : 9.1; TAXOL®: 8.7; p= 0.1324 * Non - inferiority was established by a Hazard ratio less than 1.00 and the upper confidence limit below 1.2 (as defined in the study protocol before start of study ) ** The p - value shows an advantage for Paclical (statistically significant for the population including patients that withdraw duri ng the 6 - cycle treatment period Per Protocol Population Per Protocol Population (<6 Cycles of Treatment) Intent - to - Treat Population Paclical® (n=311) TAXOL® (n=333) Paclical® (n=378) TAXOL® (n=376) Paclical® (n=397) TAXOL® (n=392) Number of Events 239 270 267 290 278 300 Censored Events ( No progression/Death ) 72 63 111 86 119 92 Median Time to Event* 10.3 mos. 10.1 mos. 10.2 mos. 10.0 mos. 10.2 mos. 10.0 mos. P - value ** 0.0938 0.0363 0.0548 Page 14 Source : Company data OAS - 07OVA (Pivotal Phase III Study)

▪ Neutropenia, vomiting, and diarrhea were more common in the Paclical® group; however, all of the reported adverse events are well - known side effects of chemotherapy ▪ The majority of neutropenia cases was seen in the analysis of the blood sample; the patients were without symptoms. ▪ Apart from minor differences in reported neutropenia and peripheral sensory neuropathy, the safety profiles of Paclical® and TAXOL® are similar * Only includes incidences of neutropenia reported as an SAE Adverse Event Paclical® (n=391) TAXOL® (n=391) Nausea 162 (41%) 155 (40%) Neutropenia* 114 (29%) 78 (20%) Asthenia 101 (26%) 97 (25%) Vomiting 95 (24%) 59 (15%) Arthralgia 79 (20%) 76 (19%) Diarrhea 66 (17%) 36 (9%) Peripheral Sensory Neuropathy 61 (16%) 77 (20%) Comparable Safety & Tolerability Page 15 Source : Company data OAS - 07OVA (Pivotal Phase III Study)

▪ The infusion time is 1 hour ▪ Number of patients with hyperensitivity reactions is the same with Paclical without pre - medication as with Taxol with pre - medication with corticosteroids and antihistamines ▪ There are more cases of myelosuppression, especially grade 4 neutropenia, but these events are reversible and easily handled in the clinic ▪ Other adverse events show a similar profile as Taxol with the exception of d iarrhea and vomiting which was more common in patients treated with Apealea. However, it did not cause the patient to leave the study ▪ Despite the higher dose, the number of patients with neuropathy, considered as a paclitaxel effect, was not higher in the Apealea group than in the Taxol group Risk Benefit Profile of Paclical Page 16

Paclical vs. Abraxane – Pharmacokinetic Study ▪ Cross - over, 2 cycles, 3 weeks between treatments • Patients randomized to a sequence o Paclical + Abraxane or Abraxane + Paclical • Infusion period: 1 h • Dose 260 mg/m2 • 28 patients received both treatments • Primary objective: to compare plasma concentration of total and unbound paclitaxel Page 17

Plasma concentrations of paclitaxel following 1h - infusion of Paclical or Abraxane (260 mg/m2), cross - over study Time, h 0 2 4 6 8 10 12 Mean (±SD) Total Plasma Paclitaxel Concentration, ng/mL 0 2000 4000 6000 8000 10000 12000 14000 Paclical, n= 28 Abraxane, n= 28 Time, h 0 2 4 6 8 10 12 Mean (±SD) Unbound Plasma Paclitaxel Concentration, ng/mL 0 200 400 600 800 Paclical, n= 28 Abraxane, n= 28 Mean ( ± SD) Total Plasma Paclitaxel Concentrations Following IV Administration of Paclical or Abraxane – All Patients Mean ( ± SD) Unbound Plasma Paclitaxel Concentrations Following IV Administration of Paclical or Abraxane – All Patients Page 18 Source : Company data OAS - 09APPK ”Pharmacokinetic comparison between Paclical and Abraxane”

Plasma concentrations of paclitaxel following 3h - infusion of Paclical or Taxol (175 mg/m2), cross - over study 0 20 40 60 80 100 120 0 10 20 30 Time (h) Paclical (ng/mL) Paclical Mean Taxol Mean Mean curves of unbound plasma concentration of paclitaxel after identical doses of Paclical and Taxol, 175 mg/m 2 over 3 hours. 0 500 1000 1500 2000 2500 3000 3500 4000 4500 5000 0 10 20 30 Time (h) Paclical (ng/mL) Paclical Mean Taxol Mean Mean curves of total plasma concentration of paclitaxel after identical doses of Paclical and Taxol, 175 mg/m 2 over 3 hours. Page 19 Source : Company data OAS - 09APPK ”Pharmacokinetic comparison between Paclical and Abraxane”

H2 - 2014 H1 - 2015 H2 - 2015 H1 - 2016 H2 - 2016 H1 - 2017 Phase 3 Study Complete Russian Approval Complete European Filing European Approval US NDA Filing US Approval Paclical ® Regulatory Timelines ▪ In April 2015, Paclical® received market authorization in the Russian Federation and will be marketed by Pharmasyntez ▪ As a reformulation of paclitaxel, Paclical® will be approved via the 505(b)(2) regulatory pathway in the US Page 20

Phase 1/2 dose escalating study ▪ Oasmia conducted an open, one - armed, dose escalating Phase 1/2 study (n=34) in patients with recurrent malignant solid tumors • Study conducted at two (2) Swedish sites from 2004 - 2007 • Primary endpoints included determining the maximum tolerated dose (MTD) and pharmacokinetics ▪ One hour intravenous infusions were given for three (3) treatment cycles every 21 days • Dose escalation of 90,150, and 175 mg/m 2 followed by increases of 25 mg/m2 up to 275 mg/m 2 • MTD was defined as one step below the dose limiting toxicity (DLT) ▪ An MTD of 250mg/m2 was reached, and treatment with Paclical® resulted in 42% (8 of 19) of patients achieving stable disease with no pre - medication required ▪ No unknown side effects of paclitaxel were observed with neuropathy and fatigue being the most frequently reported AEs • No side effects related to XR - 17 were reported • No hypersensitivity reactions were observed in connection with Paclical® administration Page 21

The Global Oncology Market Source: IMS Institute for Healthcare Informatics 2013, Company estimates Total Oncology Therapeutics Market ▪ Four major products dominate the generic cytostatic market: • Paclitaxel (Taxol) • Docetaxel (Taxotere) • Abraxane • Doxorubicin (Doxil/Caelyx) • Carboplatin ▪ Before becoming generic, Taxol peaked at an annual turnover of ~ $1.6 billion. Approved for a dozen cancer indications. ▪ Abraxane, a patented product launched in 2005 by Abraxis, has an annual turnover today of ~$1 billion (2014). • Approved for three cancer indications. • Abraxis was acquired by Celgene in 2010 for $2.9 billion Cytostatics 45% (volume) Other therapies 55% Generic 70% Patented drugs 30% $100 billion $45 billion Total Cytostatic Market Page 22

Docecal - Competitors Product Docecal Taxotere Company Oasmia Sanofi - Aventis (now generic) Particle size 20 nm No particles Excipient XR - 17 Polysorbate 80, ethanol Dose 80 - 110 mg/m 2 75 - 100 mg/m 2 Ratio 2.25 : 1.0 26.0 : 1.0 Infusion time 1 hour 1 hour Pre - treatment No Yes Hypersensitivity No Yes Source: Sanofi filings. Primary areas of use for Taxotere include breast cancer, NSCLC, prostate cancer, gastric cancer and h ead and Neck cancer ▪ Taxotere generated $2.8 Billion in annual revenue for Sanofi in 2010 Page 23

25 Growing investments from animal health industry Increased numbers of aging animals presented to vet clinics Veterinarians become gradually accustomed to treating an aging pet population • Increasing access to specialist oncologists and willingness to refer • Improving levels of diagnosis by first opinion vets Diagnostic advances are likely to positively impact the oncology market • Surgeries not expected to represent a significant market • Long term drug therapy expected to offer the greatest opportunity Global companion animal drug market worth ~$7 billion Almost exclusively based on human generic products One of four dogs will develop a tumor during its lifetime • Significant populations of dogs in both Europe and the US • Pet population growth in line with the human population 50% of dogs over 10 years old will die of cancer - related problems • Aging pet population in both Europe and the US ~80M dogs in the US and 1.1M are diagnosed with cancer each year • 50% diagnosed with skin cancer General Trends Owner Trends Veterinarian and Medical Trends Owners now frequently view their pets as family members • Growing expectations for companion animal care Owners are increasingly educated regarding cancer management • Increased willingness to pursue cancer therapy Owners are willing to pay out of pocket for therapy • Estimated price per treatment of Paccal Vet - CA1 of $3,500 - $4,000 is tolerated by the broader market Animal Health Market – Overview & Trends ▪ Oasmia estimate: total market for Paccal Vet - CA1 in the US, EU and Japan approx 900,000 dogs per annum. Assuming 100,000 dogs treated in year 5 (at a price of $3,500 - 4,000), this presents an attractive opportunity Source: Oncology insight, Vetnosis, February 2008, Animal Pharm Reports “ Companion Animal Health Products: 2006 Edition ” Page 24

Paccal Vet - CA1 and Doxophos Vet PACCAL VET - CA1 DOXOPHOS VET API: Paclitaxel Doxorubicin Phase: Launched ( mammary / squamous cell); Clinical Phase III (mast cell tumours ) Clinical Phase 2 study on - going MUMS: Yes Yes Indications: Mammary carcinoma , squamous cell carcinoma , mast cell tumours Lymphoma Companion Animal: Dog Dog Life Cycle Management: Cat Cat Page 25

Launch of US Brand and Sales Platform ▪ New proprietary platform and sales network to introduce veterinarians to Oasmia’s leading companion animal therapeutic. • Paccal Vet - CA1 was previously distributed by Zoetis, a veterinary drug company that was spun off from Pfizer in 2013. • Due in part to Zoetis ’ recent organizational restructuring, Oasmia has determined that it will be more beneficial for the Company to develop its own product platform and sales channel. • Oasmia has regained the exclusive global rights for Paccal Vet and Doxophos Vet, and established an entity called Oasmia Pharmaceutical, Inc. • Recruitment of key talent, preparations for NASDAQ listing and due diligence on products for acquisition that would complement the Oasmia brand and increase exposure to its sales channel are ongoing. Page 26

Upcoming Milestones – 2015/2016 August 2015 Release of top line clinical data of Paclical ® vs Abraxane September 2015 Listing on the NASDAQ September 2015 Initiating Docecal Phase I clinical studies Q3 - 2015 Launch of Paclical ® in Russia and CIS with Pharmasyntez Q4 - 2015 Filing for final sales approval for Paclical ® to EMA Q4 - 2015 Acquisition of complementary products for Global Animal Oncology Platform Q4 - 2015 First sales for US Animal Oncology Platform Q4 - 2015 Launch of Paclical ® in Middle East & Africa with commercial partner Q1 - 2016 Announcement of partner relationship for sales of Paclical ® (China / Europe / US) H1 - 2016 Expecting OS data for Paclical ® ▪ Oasmia is looking forward to several key developments over the next year Page 27

Extensive IP Portfolio Patent/Application Number Title Territory Status US 6,642,271 Potentiating Compounds United States Europe Japan Issued (11/4/2003) US 7,030,158 Therapeutic Compounds United States Europe Issued (4/18/2006) US 12/809,252 Drug Delivery System for Administration of Poorly Water Soluble Pharmaceutically Active Substances United States Europe Japan Pending (12/18/2008) US 12/809,259 Drug Delivery System for Administration of a Water Soluble, Cationic and Amphiphilic Pharmaceutically Active Substance United States Pending (12/18/2008) ▪ A robust intellectual property estate of issued, pending, and published patents provides extensive protection for both Paclical® as well as XR - 17 across the seven major markets (US, Germany, Italy, France, Spain, UK and Japan) as well as a number of emerging markets. ▪ Of interest, Paclical® has received Orphan Drug Designation (ODD) from the USA FDA, and as such will be privy to seven (7) years of market exclusivity . Page 28

Paclical ® : Commercial ▪ Paclical ® can be launched with a targeted sales force in North America. • Focus on key specialty distributors and gaining formulary acceptance at major cancer centers. • Initially target ovarian cancer with an intent to expand the label into additional indications. • Taxol and Abraxane currently generate in excess of $1.7 billion in annual sales combined. Abraxane Success $134 $139 $288 $336 $315 $426 $473 $759 $998 $1,346 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015E Global Abraxane Sales ($M) Source: SEC filings for Abraxis and Celgene. Centers for Disease Control and Prevention. ▪ Abraxane was approved in launched in 2005 with the initial indication for metastatic breast cancer • Showed efficacy and safety benefits over Taxol and Taxotere ▪ Initial sales force was ~80 sales representatives • From April 2006 through December 2008, Abraxis had a co - promotion agreement with AstraZeneca • At the time of Celgene ’ s acquisition, the North American sales team for Abraxane consisted of ~189 sales people • Marketing and medical affairs professionals ▪ The Abraxane label was later expanded to NSCLC (2012) and pancreatic cancer (2013) Page 29

Management Team & Board Members ▪ Julian Aleksov – Executive Chairman • Co - founder of Oasmia, serves as a Board Member, and was previously the Chief Executive Officer. • He is an economist with extensive experience in coordinating research projects and strategic development of global intellectual property assets. • Formerly oversaw all research and strategic development for Oasmia’s predecessor company within bio - organic chemistry, with a focus on retinoids and alpha - protein bindings, while also managing the Company’s global intangible assets registrations and financing. • He attended the Deutsche Schule in Stockholm for his basic education, and thereafter studied economics on several levels. ▪ Mikael Asp – Chief Executive Officer • 25+ years of experience in the international pharmaceutical industry in sales, product development, production, and quality. • Former Director of Quality Operations for Sweden, for Pfizer Inc. (NYSE:PFE). • Former Head of Operational Quality at Xellia Pharmaceuticals AS, a privately - held, global specialty pharmaceutical company based in Norway. • Former Senior Manager for Quality Assurance at Fresenius Kabi AG, a privately - held, German pharmaceutical Company, where he was part of core team starting up a major pharmaceutical plant in Uppsala, Sweden. • Received a Master of Science Chemical Engineering at the Royal Institute of Technology (Sweden). Page 30

Management Team & Board Members ▪ Anders Blom – Executive Vice President • Partner at Nexttobe AB, a VC firm focused on growth equity investments in healthcare, medical devices and specialty pharmaceutical companies. • Former Senior Director of Corporate and Business Development at Q - Med AB, a medical device company listed on OMX Nordic Stock Exchange in Stockholm. He reported directly to CEO, Bengt Ågerup. He was instrumental in selling the company for $1.1 Billion USD to Galderma, which is now Nestlé Skin Health S.A, a division of Nestlé S.A. (SWX:NESN). • Former Senior Controller at European offices of Pharmacia & Upjohn (bought by Pfizer Inc. (NYSE:PFE). • Bachelor of Science in Business Administration and Economics from Uppsala University. ▪ Anders Lundin – Chief Financial Officer • 21+ years of experience in business administration. • His most recent position was Head of Finance at Galderma, which is now Nestlé Skin Health S.A, a division of Nestlé S.A. (SWX:NESN). • Has served in the finance department of several companies, including, GE Healthcare, Zarlink Semiconductor, Hi3g Access AB and Elektronikgruppen AB. • Has a Bachelor’s Degree in Business Administration from Uppsala University. Page 31

Management Team & Board Members ▪ Margareta Eriksson – Vice President Clinical Development • 30+ years of experience within the international pharmaceutical industry as a manager and project leader in clinical research. • Former Project Manager for Quintiles Transnational Holdings Inc. (NYSE:Q), and completed PMI Certification in 2005. Former Clinical Research Manager and Clinical Program Leader at Pharmacia. Pharmacia was bought by Pfizer Inc. (NYSE:PFE) in 2002. • Bachelor of Science in Chemistry and Biology and a PhD in Zoology, both from the University of Lund. ▪ Bo Cederstand – Member of the Board • Co - founder of the company, and has been a board member since inception. • Served as CEO of Royal Canin Sweden, a leader in the pet food space that was eventually sold to Mars, Inc., a global manufacturer of confectionery, pet food, and other food products for $30 million USD. • Founder of Arkenbutikerna AB, a privately - held pet shop chain in Sweden with 400 locations. • Graduate of the Stockholm School of Economics. Page 32

Management Team & Board Members ▪ Horst Domdey – Member of the Board • Managing Director of BioM, the cluster development and management organization of the Munich Biotech Cluster. Since 2006 he also manages the Bavarian Biotechnology Cluster. • Cofounder of BIO Deutschland, of the Association of the German BioRegions and of the Council of the European BioRegions. He is also member of the Committee for Industry and Research in the German Chamber of Commerce and Industry. • Scientific director of the Bavarian Genome Network BayGene, and Coordinator of the Bavarian Center for Molecular Biosystems BioSysNet. • Has a PhD from the University of Munich ▪ Alexander Kotsinas – Member of the Board • Partner at Nexttobe AB, a venture capital firm focused on investments in healthcare, medical devices and specialty pharmaceutical companies. Since 2011, it has invested in more than 30 companies. • Former CFO of Q - Med AB, a medical device company listed on OMX Nordic Stock Exchange in Stockholm. Former CFO of Life Europe AB, a health and beauty retailer with 500 stores in Sweden, Finland and Norway. • Former Manager or the Organizational Development Department at Ericsson Telecom AB. • Graduated from the Royal Institute of Technology (Stockholm) with a Master of Science Applied Physics, and Bachelor of Economics from Stockholm School of Economics. Page 33

Ownership & Capitalization Structure Ownership Structure The 10 major shareholders as of June 30th, 2015 Shares of votes and capital (%) Alceco International S.A. (1) 36.0% Nexttobe AB (2) 20.0% Försäkringsaktiebolaget Avanza Pension 4.2% J P Morgan Clearing Corp 3.0% DDS Sverige 2.5% Goldman Sachs International LTD 2.1% JP Morgan Bank Luxembourg 2.1% Liv & Pension, Nordea 2.0% Nordnet Pensionsförsäkring 1.5% Christer Ericson (private and company) 1.4% Millions SEK Millions USD Market cap (as of August 10th, 2015) 1,774 ~202 Current Valuation Share Price Development $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 Jul-12 Oct-12 Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 OM:OASM - Share Pricing Page 34 (1) Alceco International S.A., a holding company in Luxembourg. Alceco International S.A. is controlled to 100 percent by Board Memb er, Bo Cederstrand and Executive Chairman, Julian Aleksov. (2) Nexttobe AB is a life science focused venture capital firm based in Sweden. Executive Vice President, Anders Blom, and Board Me mber, Alexander Kotsinas are Partners at Nexttobe.

36 Oasmia Pharmaceutical AB Corporate Presentation – August 2015 Corporate Address: Vallongatan 1, Uppsala 752 28 Sweden Corporate Website: www.oasmia.com